As filed with the Securities and Exchange Commission on August 12, 2003

Registration No. 333-60812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5399	33-0628530
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4649 Morena Boulevard

San Diego, California 92117

(858) 581-4530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Notice to: Robert E. Price President and Chief Executive Officer PriceSmart, Inc. 4649 Morena Boulevard San Diego, California 92117 (858) 581-4530	Copies to: Scott N. Wolfe, Esq. Robert E. Burwell, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 11, 2001, PriceSmart, Inc. (“PriceSmart”) filed a registration statement on Form S-3 (No. 333-60812) (the “Registration Statement”), which registered 67,700 shares of its common stock, par value $0.0001 per share, for resale by the selling stockholders named therein. PriceSmart’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, PriceSmart is filing this Post-Effective Amendment No. 1 to deregister all securities registered under the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Registration Statement is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12th day of August, 2003.

PRICESMART, INC.

By:	/s/ ROBERT E. PRICE
Robert E. Price President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. PRICE Robert E. Price	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 12, 2003

/s/ ALLAN C. YOUNGBERG Allan C. Youngberg	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2003

Rafael E. Barcenas	Director	________, 2003

/s/ JAMES F. CAHILL James F. Cahill	Director	August 12, 2003

/s/ MURRAY L. GALINSON Murray L. Galinson	Director	August 12, 2003

/s/ KATHERINE L. HENSLEY Katherine L. Hensley	Director	August 12, 2003

/s/ LEON C. JANKS Leon C. Janks	Director	August 12, 2003

Lawrence B. Krause	Director	________, 2003

Signature	Title	Date

Angel Losada M.	Director	________, 2003

/s/ JACK MCGRORY Jack McGrory	Director	August 12, 2003

Edgar A. Zurcher	Director	________, 2003